UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016

Lonestar Resources US Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(Address of principal executive office) (Zip Code)

(817) 921-1889

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2016, the Board of Directors (the “Board”) of Lonestar Resources US Inc. (the “Company”) increased the size of the Board to eight members and appointed Henry B. Ellis to the Board.  Mr. Ellis will serve as a member of the Board’s Audit and Risk Committee.  On October 6, 2016, Mitchell Wells resigned from the Audit and Risk Committee but will remain as a member of the Board.

The Board has determined that (i) Mr. Ellis is “independent” for purposes of Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the U.S. Securities and Exchange Commission, (ii) Mr. Ellis has no material relationship with the Company that would interfere with his independence from management of the Company and that he will otherwise be an “independent director” for purposes of NASDAQ Stock Market Rule 5605(a)(2) and (iii) Mr. Ellis is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

As a non-employee director, Mr. Ellis will receive compensation in the same manner as the Company’s other non-employee directors.  The Company previously disclosed the terms of non-employee director compensation in its Form 10 registration statement filed on July 5, 2016.

There are no arrangements or understandings between Mr. Ellis and the Company or any other persons pursuant to which he was appointed to the Board.  There are no family relationships between Mr. Ellis and the executive officers or directors of the Company and no transactions that would require disclosure under Item 404(a) of Regulation S-K of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lonestar Resources US Inc.

Dated: October 12, 2016	By:	/s/ Frank D. Bracken III
		Name:	Frank D. Bracken III
		Title:	Chief Executive Officer

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